Exhibit 99.1

Immersion Corporation Reports Third Quarter 2020 Results

•Company significantly improves operating model and reaches profitability on a GAAP basis
•Generates earnings per share of $0.11 on a GAAP basis and $0.15 on a non-GAAP basis
•Sees continued sequential improvement in revenue and earnings in Q4
•Announces leadership transition to continue driving progress on revenue and earnings

SAN FRANCISCO, November 5, 2020 – Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter Financial Summary:

•Total revenues of $7.6 million, compared to $10.6 million in the third quarter of 2019. Royalty and license revenues were $7.5 million, compared to $10.5 million in the third quarter of 2019.

•GAAP operating expenses of $5.0 million declined 58% from $11.8 million in the third quarter of 2019. Non-GAAP operating expenses of $3.6 million declined 65% from non-GAAP operating expenses of $10.2 million in the third quarter of 2019. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•GAAP net income was $2.9 million, or $0.11 per diluted share, compared to GAAP net loss of $1.4 million, or $0.04, in the third quarter of 2019.

•Non-GAAP net income was $4.1 million, or $0.15 per diluted share, compared to non-GAAP net income of $0.2 million, or $0.01, in the third quarter of 2019.

•As of September 30, 2020, cash and cash equivalents increased to $55.9 million.

Eric Singer, Immersion's Executive Chairman commented, "Over the past several months, the newly reconstituted Board has been working to align costs, ensure resources are focused on the best near- and long-term revenue opportunities and act with a laser focus on ensuring our actions are aligned to maximizing value for all shareholders. Leadership transitions announced today further these efforts and align with the Board's objectives."

The Company announced the departure of Ramzi Haidamus, the Company's prior Chief Executive Officer, and the appointment of Jared Smith as its Interim Chief Executive Officer. Mr. Smith has led Immersion's sales and business development organization as its Vice President of Worldwide Sales since June 2019, and has served in sales, business development, and partnership executive roles for over 20 years in the technology industry.

"I’m very excited for the opportunity to lead Immersion as we continue to expand the use of haptics into markets where we see the most compelling opportunities – mobile, gaming and automotive,” Mr. Smith said. “Our significantly improved operating structure provides a solid foundation upon which we can continue to build opportunities for growth, while maintaining the discipline to focus on profitability and driving value for our shareholders.”

Financial Outlook:

Mr. Smith also commented, “This quarter, we reached a key milestone of achieving profitability on both a GAAP and a non-GAAP basis, and achieved positive cash flow. We’re already seeing signs of recovery from COVID across our markets and are excited about the imminent launch of the PlayStation 5 which is garnering positive reviews for the haptic capabilities of its DualSense controller. We remain on track for an approximately $17 to $19 million non-GAAP operating expense run rate exiting Q4 of this year.”

Recent Business Highlights:

•Executed multi-year renewal with LG Electronics for our TouchSense software and haptic technology for LG mobile devices.

•Developed a new automotive reference touchscreen solution using our Active Sensing Technology firmware and automotive grade components from our partners including DataModul, Microchip Technology, TDK, and Boreas.

•The Sony PlayStation 5, expected to launch on November 12th, is receiving rave reviews for the advanced haptic capabilities of its DualSense controllers. The Verge, a popular technology news site, stated the controller is amazing and the reviewer was “blown away by the haptic feedback and adaptive triggers.”

•Additional adoption of haptics in new vehicle designs, including the forthcoming Jeep Wagoneer.

Third Quarter Earnings Conference Call and Webcast

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m. ET) to discuss financial results for the third quarter ended September 30, 2020. To participate on the live call, analysts and investors should dial +1-800-289-0438 (conference ID: 9501219) at least ten minutes prior to the start of the call.

A recorded webcast will also be available for 90 days in the "IR News and Events” page of Immersion's Investor Relations website at https://ir.immersion.com/news-and-events
.

.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Immersion is headquartered in San Francisco, California, with offices worldwide. Learn more at
www.immersion.com.
.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding: seeing signs of recovery from COVID across the Company’s markets; remaining on track for an approximately $17 to $19 million non-GAAP operating expense run rate exiting Q4 of this year and other statements regarding the future prospects and opportunities for the Company’s business and its continued focus on profitability and driving value for stockholders.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2019 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.
Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2020	December 31, 2019
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$55,961	$86,478
Short-term investments	—	3,019
Accounts and other receivables	1,366	3,385
Prepaid expenses and other current assets	9,950	14,078
Total current assets	67,277	106,960
Property and equipment, net	242	1,226
Long-term deposits	11,884	7,062
Other assets	8,033	9,600
TOTAL ASSETS	$87,436	$124,848
LIABILITIES
Accounts payable	$174	$809
Accrued compensation	831	2,844
Other current liabilities	2,252	3,478
Deferred revenue	5,236	4,692
Total current liabilities	8,493	11,823
Long-term deferred revenue	22,424	25,952
Other long-term liabilities	2,505	3,316
TOTAL LIABILITIES	33,422	41,091
STOCKHOLDERS’ EQUITY	54,014	83,757
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$87,436	$124,848

(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Royalty and license	$7,531	$10,549	$19,306	$24,264
Development, services, and other	65	75	215	225
Total revenues	7,596	10,624	19,521	24,489
Costs and expenses:
Cost of revenues	32	62	138	117
Sales and marketing	1,096	1,688	4,067	4,876
Research and development	920	1,933	3,932	6,066
General and administrative	2,963	8,216	14,406	35,359
Total costs and expenses	5,011	11,899	22,543	46,418
Operating income (loss)	2,585	(1,275)	(3,022)	(21,929)
Interest and other income (loss), net	174	(24)	334	1,106
Income (loss) before benefit from (provision for) income taxes	2,759	(1,299)	(2,688)	(20,823)
Benefit from (provision for) income taxes	96	(88)	3	(200)
Net income (loss)	$2,855	$(1,387)	$(2,685)	$(21,023)
Basic net income (loss) per share	$0.11	$(0.04)	$(0.09)	$(0.67)
Shares used in calculating basic net income (loss) per share	26,898	31,711	28,507	31,461
Diluted net income (loss) per share	$0.11	$(0.04)	$(0.09)	$(0.67)
Shares used in calculating diluted net income (loss) per share	27,134	31,711	28,507	31,461

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net income (loss)	$2,855	$(1,387)	$(2,685)	$(21,023)
Add: Provision for (benefit from) income taxes	(96)	88	(3)	200
Less: Non-GAAP provision for income taxes	(56)	(90)	(103)	(146)
Add: Stock-based compensation	1,339	1,187	3,433	4,371
Add: Restructuring expense	29	250	619	250
Add: Depreciation and amortization of property and equipment	26	183	1,029	588
Non-GAAP net income (loss)	$4,097	$231	$2,290	$(15,760)
Non-GAAP net income (loss) per diluted share	$0.15	$0.01	$0.08	$(0.50)
Dilutive shares used in calculating Non-GAAP net income (loss) per share	27,134	31,711	28,507	31,461

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Fixed fee license revenue	$1,243	$4,115	$3,821	$10,109
Per-Unit royalty revenue	6,288	6,434	15,485	14,155
Total royalty and license revenue	7,531	10,549	19,306	24,264
Development, services, and other revenue	65	75	215	225
Total revenue	$7,596	$10,624	$19,521	$24,489

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Mobility	74%	79%	76%	61%
Automotive	12%	15%	11%	18%
Gaming	14%	6%	12%	20%
Other	—%	—%	1%	1%
Total	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating expenses	4,979	11,837	22,405	46,301
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(205)	(207)	(593)	(700)
Stock-based compensation expense - R&D	(233)	(234)	(653)	(1,054)
Stock-based compensation expense - G&A	(901)	(746)	(2,187)	(2,617)
Restructuring expense	(29)	(250)	(619)	(250)
Depreciation and amortization of property and equipment	(26)	(183)	(1,029)	(588)
Non-GAAP operating expenses	3,585	10,217	17,324	41,092